Exhibit 3.41

OPERATING AGREEMENT

OF

MERITAGE HOMES OF FLORIDA REALTY LLC

a Florida limited liability company

OPERATING AGREEMENT

OF

MERITAGE HOMES OF FLORIDA REALTY LLC

This OPERATING AGREEMENT (the “Agreement”) is entered into as of July 19, 2012, by and between Meritage Homes of Florida, Inc., a Florida corporation, as a Manager (in such capacity “Meritage”) and the sole Member (in such capacity, “Member”) of the Company, and Rosana Rotondo Almeida (“Almeida”), as an Additional Manager of the Company.

SECTION 1.	DEFINITIONS; THE COMPANY

1.1. Formation. The Company was formed as a limited liability company pursuant to the provisions of the Florida Limited Liability Company Act (the “Act”) and upon the terms and conditions set forth in this Agreement and the Company’s Articles of Organization (the “Articles”). The Member and each Manager hereby ratifies and confirms in all respects the contents of the Articles and the filing of the Articles by the authorized person/entity named therein.

1.2. Name. The name of the Company is MERITAGE HOMES OF FLORIDA REALTY LLC. The name of the Company may be changed from time to time upon the approval of the Member.

1.3. Purposes. The sole purposes of the Company are to:

(a) apply for and obtain any required licenses under applicable law to operate as a realtor in the State of Florida;

(b) obtain access to and participate in My Florida Regional Listing Service, Inc. and/or any other Multiple Listing Service active in the State of Florida for the listing of real property located in the State of Florida (individually and collectively, “MLS”);

(c) list on the MLS real property owned by Member or in which Member otherwise has an interest, and manage such listings; and

(d) engage in all activities that are necessary, incidental, related, or convenient to the foregoing (collectively, the “Business”).

The purposes of the Company shall be limited to only those purposes specified in this Section 1.3. Without the consent of the Member, the Company shall not engage in any activity or business other than the Business.

1.4. Offices. The Company shall maintain a registered office in Florida at a location designated by a Manager and approved by the Member. The registered office may be changed to any other place within the State of Florida as may from time to time be approved by the Member. The Company’s principal place of business shall be at such location or locations as may be approved by the Member from time to time.

1.5. Agent for Service of Process. The initial agent for service of legal process on the Company in Florida shall be as specified in the Articles. Such agent may be changed from time to time in accordance with applicable law upon approval by the Member.

1.6. Term. The term of the Company commenced upon the filing of the Articles with the Florida Division of Corporations and shall continue until the Company is dissolved in accordance with this Agreement.

SECTION 2.	CAPITAL CONTRIBUTIONS

Member may from time to time contribute cash or property to the Company at such time, and in such amounts and in such forms, as it may deem appropriate from time to time in its sole discretion. No member or manager of the Company shall be under any obligation at any time to make any capital contributions to the Company unless such member or manager agrees in writing to do so.

SECTION 3.	DISTRIBUTIONS

During the term of the Company, cash and property shall be distributed periodically and solely to Member, at such time as Meritage and Member may determine from time to time in its/their (as applicable) sole discretion. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company. No manager of the Company shall have any right to receive or otherwise participate in any cash or property distributed by the Company.

SECTION 4.	MEMBERS AND MANAGERS OF THE COMPANY

4.1. Members. Member shall be the sole initial member of the Company. Additional members may be admitted to the Company only upon the written consent of Meritage and Member.

4.2. Managers. Meritage is hereby designated a manager of the Company. Meritage may be replaced as manager at any time by Member in its sole discretion. Any replacement manager designated by Member pursuant to the immediately preceding sentence shall succeed to all rights and obligation of Meritage as a manager under this Agreement. Almeida is hereby designated as an additional manager (an “Additional Manager”) of the Company to serve as its designated broker pursuant to applicable Florida law. Any Additional Manager then serving may be removed at any time, effective upon written notice from Meritage or Member. One or more Additional Managers or a replacement for any Additional Manager may be designated from time to time by Meritage and Member. Each individual designated as an Additional Manager shall sign a signature page to this Agreement (in the form attached hereto) agreeing to be bound by the terms and conditions hereof that are or may be applicable to such individual.

4.3. Authority of Managers.

(a) Authority of Meritage. Except as specifically set forth in the remaining provisions of this Section 4.3, the business and affairs of the Company shall be managed exclusively by Meritage. Meritage shall have full, complete, and unlimited authority, power, and discretion to make any and all decisions and to do any and all things that it deems to be necessary or advisable to accomplish the Business, without the adoption of any resolutions or further act or writing and without the joinder of any other manager or any member of the Company. The signature of Meritage, as a manager of the Company, shall be sufficient to execute any document, agreement, or instrument that is to be binding on the Company. Any person or entity dealing with the Company may rely, absolutely and without further inquiry whatsoever, upon the signature of Meritage as being binding on the Company. If requested by Meritage, the member and any other manager(s) shall execute and deliver resolutions confirming the absolute authority of Meritage to act for and bind the Company on any and all matters described in such resolutions.

(b) Authority of Additional Manager. From time to time in its sole discretion, Meritage may adopt resolutions, with the joint signature of the Additional Manager (“Joint Resolutions”), which shall set forth the authority of the Additional Manager, in his or her capacity as an Additional Manager and/or as the designated broker of the Company, to bind the Company with respect to specific matters identified in the Joint Resolutions. The Additional Manager, in his or her capacity as an Additional Manager and/or the designated broker of the Company, shall have the authority to bind the Company as to matters within the scope of any such Joint Resolutions. In the absence of Joint Resolutions granting authority to the Additional Manager to bind the Company, the Additional Manager shall have no authority to bind the Company as to any matter. Without limiting the generality of the foregoing, the Additional Manager shall have no authority in his or her capacity as an Additional Manager and/or designated broker of the Company to: incur any debt or other liabilities or obligations on behalf of the Company; take any act that is outside the scope of the Business; take any action to dissolve the Company; or file, consent to, or acquiesce in any act or event that would constitute an event of bankruptcy with respect to the Company.

4.4. Duties and Compensation of Additional Manager. Each individual appointed as an Additional Manager shall act as an independent contractor of the Company in performing broker and related services for the Company. The terms and conditions of such engagement shall be set forth in an independent contractor agreement in a form approved by Meritage on behalf of the Company (an “Independent Contractor Agreement”). The Additional Manager shall receive compensation from the Company solely as set forth in the Independent Contractor Agreement and shall not otherwise be entitled to any payment, reimbursement, or compensation from the Company for its service as an Additional Manager or as the designated broker of the Company. The Additional Manager shall have no right to participate in distributions from the Company and shall not be treated as a member of the Company for any purpose. The Additional Manager shall have no right to inspect the books or records of the Company, and the Company shall be under no obligation to provide reports of any kind or nature relating to the Company or its business to the Additional Manager.

4.5. Independent Activities. Except as limited by an Independent Contractor Agreement (with respect to the Additional Manager), any person or entity holding an interest as a member of the Company or serving as a manager of the Company shall be free to acquire, own, or otherwise participate in business, investment, and personal activities of any kind or nature that are not owned or operated by the Company, even if such other activities are or may be in competition with the Company. No member or manager of the Company shall be required to allow the Company or any other member or manager to participate in the ownership or profits of any business, investment, or personal activities described in the immediately preceding sentence. Each member and manager of the Company hereby represents and warrants to the other members and managers of the Company that it, he, or she has not been offered, as an inducement to enter into this Agreement, the opportunity to participate with any such other member or manager in the ownership or profits of any other business, investment, or personal activity of any kind whatsoever. The provisions of this Section 4.5 shall apply with equal force to the affiliates and related parties of each member and manager of the Company.

4.6. Limitations on Liability; Indemnity. No manager, nor any member, nor any of their respective Affiliates (each, an “Actor”) shall be liable to the Company for actions taken in good faith by the Actor in connection with the Company or its business; provided that the Actor shall in all instances remain liable for acts in breach of this Agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence. The Company, its receiver or trustee shall indemnify, defend, and hold harmless each Actor, to the extent of the Company’s assets (without any obligation of any member to make contributions to the Company to fulfill such indemnity), for, from, and against any losses, costs, and expenses incurred by the Actor arising out of any claim based upon acts performed or omitted to be performed by the Actor in connection with the Business of the Company; provided that no Actor shall be indemnified for claims based upon acts performed or omitted in material breach of this Agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence.

SECTION 5.	ACCOUNTING AND TAX ELECTIONS

5.1. Tax Returns. The Company, as a single-member limited liability company, shall not file separate federal and state tax returns.

5.2. Method of Accounting. The books of account of the Company shall be prepared and maintained on such basis as may be determined by Meritage in its sole discretion.

5.3. Bank Accounts. The funds of the Company shall be maintained in a separate account or accounts in the name of the Company and selected by Meritage in its sole discretion. The Additional Manager shall have no signature authority over the accounts of the Company (except such authority over trust accounts, if any, as may be mandated by Florida law applicable to real estate brokers with responsibility over trust accounts).

5.4. Records. The Company shall maintain or cause to be maintained records and accounts of all operations and expenditures of the Company, At a minimum, the Company shall keep at its registered office, during the term of the Company, the records required by the Act.

SECTION 6.	DISSOLUTION AND TERMINATION

6.1. Dissolution. The Company shall dissolve upon the first to occur of any of the following events (each a “Dissolution Event”):

(a) Upon the election of Member to dissolve the Company; or

(b) The happening of any other event that makes it unlawful or impossible to carry on the Business.

The Company shall not dissolve or terminate upon the occurrence of any event of withdrawal with respect to Member (as set forth in Section 608.427 of the Act) if Meritage approves the admission of any or all of the legal successor(s) to Member as member(s) in the Company.

6.2. Articles of Dissolution. As soon as possible following the occurrence of a Dissolution Event, if the Company is not continued, a representative of the Company shall execute and file Articles of Dissolution with the Florida Division of Corporations.

6.3. Winding Up. Upon a Dissolution Event, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, but the separate existence of the Company shall continue as and to the extent provided in the Act.

6.4. Liquidation and Distribution of Assets. Meritage, a successor in interest to Meritage designated in writing by Member, or in the event of the failure of Meritage or any such successor to serve, a court appointed trustee, shall be responsible for overseeing the winding up and liquidation of the Company and shall take full account of the Company’s liabilities and assets upon a Dissolution Event. Any assets not required to discharge any liabilities of the Company shall be distributed to Member. Upon the completion of the winding up, liquidation, and distribution of the Company’s assets the Company shall be deemed terminated. The Company shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

SECTION 7.	MISCELLANEOUS

7.1. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

7.2. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

7.3. Time. Time is of the essence with respect to this Agreement. In the event that the last day for performance of an act or the exercise of a right under this Agreement falls on a day other than a business day, then the last day for such performance or exercise shall be the first business day thereafter.

7.4. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

7.5. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal, invalid, or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect the legality, validity, or enforceability of the remainder of this Agreement.

7.6. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, and singular or plural, as the identity of the person(s) or entity/entities may require.

7.7. Counterpart Execution; Facsimile Signatures. This Agreement may be executed in any number of counterparts pursuant to original or facsimile copies of signatures with the same effect as if the parties had signed the same document pursuant to original signatures. All counterparts shall be construed together and shall constitute one agreement.

7.8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. All prior agreements among the parties with respect to the subject matter of this Agreement, whether written or oral, are merged herein and shall be of no force or effect. This Agreement can be modified or amended only upon the written consent of Meritage and Member. The signature of the Additional Manager shall not be required to any amendment to this Agreement; provided that any such amendment does not does not impose any obligations on the Additional Manager in addition to those set forth herein.

7.9. Limitation on Liability. Member’s liability for the debts and obligations of the Company shall be strictly limited as set forth in the Act and other applicable law.

7.10. Governing Law. The laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

7.11. No Third-Party Beneficiaries. No term or provision of this Agreement is intended to or shall be for the benefit of any person, firm, corporation, or other entity not a party hereto, and no such other person, firm, corporation, or other entity shall have any right or cause of action hereunder.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Operating Agreement of Meritage Homes of Florida Realty LLC has been executed as of the date first set forth above.

SOLE MEMBER:

Meritage Homes of Florida, Inc., a Florida corporation

By:	/s/ Mel R. Faraoni

Name:	Mel R. Faraoni

Its:	VP - Associate General Counsel

INITIAL MANAGER:

Meritage Homes of Florida, Inc., a Florida corporation

By:	/s/ Mel R. Faraoni

Name:	Mel R. Faraoni

Its:	VP - Associate General Counsel

ADDITIONAL MANAGER:*

Signature:	/s/ Rosana Rotondo Almeida

Print Name:	ROSANA ROTONDO ALMEIDA

Signature Date:	7/19/2012

*	By signing this Agreement, each individual designated as an Additional Manager agrees to be bound by all terms and conditions hereof that are or may be applicable to such individual under this Agreement. Each individual designated as an Additional Manager to replace the individual designated above shall sign a signature page in the form attached as Schedule 1 to this Agreement, and by signing such signature page shall be deemed to have made the agreements set forth in this paragraph.

SCHEDULE 1

SIGNATURE FOR ADDITIONAL MANAGER

ADDITIONAL MANAGER:*

Signature:
Print Name:
Signature Date:

Schedule 1 – Page 1